Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FOURTH QUARTER RESULTS
Adjusted Diluted Net Income of $0.50 per Unit
Cash Distribution of $0.50 per Unit
GAAP Diluted Net Income of $0.53 per Unit

New York, NY, February 11, 2016 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended December 31, 2015.
“The challenging conditions of the third quarter of 2015 - declining global markets, concerns over growth in China and other emerging markets, plunging oil prices and volatility in the credit markets - intensified in the fourth quarter, and these factors dampened our gross sales growth and depressed revenues and asset levels,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Nonetheless, we managed to finish 2015 with total net inflows of $3.2 billion - our second consecutive net flow positive year - and a higher full-year adjusted operating margin of 24.5%.”

(US $ Thousands except per Unit amounts)	4Q 2015	4Q 2014	4Q 2015 vs 4Q 2014 % Change	3Q 2015	4Q 2015 vs 3Q 2015 % Change

Adjusted Financial Measures (1)
Net revenues	$606,371	$654,932	(7.4)%	$626,191	(3.2%)
Operating income	$161,746	$182,882	(11.6)%	$147,030	10.0%
Operating margin	26.7%	27.9%		23.5%
AB Holding Diluted EPU	$0.50	$0.57	(12.3)%	$0.43	16.3%
AB Holding cash distribution per Unit	$0.50	$0.57	(12.3)%	$0.43	16.3%

U.S. GAAP Financial Measures
Net revenues	$726,726	$787,352	(7.7)%	$738,693	(1.6%)
Operating income	$170,913	$190,570	(10.3)%	$142,051	20.3%
Operating margin	23.3%	23.8%		19.6%
AB Holding Diluted EPU	$0.53	$0.59	(10.2)%	$0.43	23.3%

(US $ Billions)
Assets Under Management
Ending AUM	$467.4	$474.0	(1.4%)	$462.9	1.0%
Average AUM	$470.9	$476.0	(1.1%)	$476.2	(1.1%)

(1)
The adjusted financial measures are all non-GAAP financial measures. See pages 15-19 for reconciliations of GAAP Financial Results to Adjusted Financial Results and page 20 for notes describing the adjustments.

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Kraus continued: “In all market environments, we remain committed to our primary goal as a firm: keeping our clients Ahead of Tomorrow with our investment performance, broad offering set, innovative thinking and strong financials. I’m proud that we were able to deliver on that promise for our clients in multiple ways in 2015. In fixed income, despite a pullback in global high income, we maintained investment performance premiums in 56% of our assets for the 1-year period through December, 80% of assets for the 3-year and 91% for the 5-year. In active equities, where we are finally in a market that rewards investment discipline and stock-picking acumen, our services continue to shine. We finished 2015 with 74% of assets outperforming for the 1-year period, 73% for the 3-year and 53% for the 5-year. Top decile performers for the 1- and 3-year periods include US Thematic Research, US Large Cap Growth, and our suite of Strategic Core Equity services. The performance and relevance of our services have helped us grow advocacy and earn buy ratings in the double digits in 2015. Today, we have diverse buy ratings with every major global consultant and many regional consultants as well. Across our business, we celebrated a series of important milestones in 2015. In Asia, with the successful local fund launch of Global High Yield in Taiwan, we surpassed $3 billion in onshore assets - double our total at year end-2014. Here in the US, our US High Income Muni fund surpassed $3 billion in AUM just before its fifth anniversary. We’ve also doubled our assets in Concentrated Growth to $4 billion in the two years since we acquired WP Stewart. In the alternative space, we completed second fund raises in Real Estate Debt and Real Estate Private Equity that well surpassed our first, and our Direct Middle Market Lending business raised $1 billion. We expanded our presence in the multi-asset space during 2015 as well. Our $33 billion Customized Retirement Strategies (CRS) business was named #1 in the industry by assets by Pensions & Investments. In Private Wealth, new Direct Middle Market Lending and Early Stage Managers offerings attracted nearly $540 million from private clients during the year, bringing our total targeted services assets to $3 billion-plus. And on the sell side, our entire business gained market share in 2015 on the strength of our growing international presence and our industry-leading, differentiated trading platform. Most important, we accomplished all of these growth initiatives while maintaining vigilant expense discipline, expanding our operating margin for the fourth consecutive year and producing an incremental margin of 61% for 2015.”
Kraus concluded: “These are impressive accomplishments in the face of an increasingly difficult operating environment, and we have our incredibly strong AB team around the world to thank for that. There’s no doubt that the challenges of 2015 have not just persisted but accelerated so far in 2016, setting us up for a difficult year ahead, but I have complete faith in the quality of our business, talent and strategy going forward.”
The firm’s cash distribution per unit of $0.50 is payable on March 10, 2016, to holders of record of AB Holding Units at the close of business on February 22, 2016.
Market Performance
US and global equity markets were sharply higher in the fourth quarter, while US and global fixed income markets were weak. The S&P 500’s total return was 7.0% in the fourth quarter and 1.4% for the full year, while the MSCI EAFE Index’s total return was 4.8% in the fourth quarter, but (0.4)% for the full year. The Barclays US Aggregate Index returned (0.6)% during the fourth quarter and 0.6% for the full year and the Barclays Global Aggregate ex US Index’s total return was (1.3)% for the fourth quarter and (6.0)% for the full year.

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Assets Under Management ($ Billions)
Total assets under management as of December 31, 2015 were $467.4 billion, up $4.5 billion, or 1.0%, from September 30, 2015, and down $6.6 billion, or (1.4)%, from December 31, 2014.

	Institutions	Retail	Private Wealth	Total
Assets Under Management 12/31/15	$236.2	$154.4	$76.8	$467.4
Net Flows for Three Months Ended 12/31/15	$(0.9)	$(1.5)	$(0.1)	$(2.5)
Total net outflows were $2.5 billion, compared to the prior quarter’s net outflows of $2.4 billion and the prior-year period’s net outflows of $1.6 billion.
Net outflows from the Institutions channel were $0.9 billion, flat compared to the third quarter of 2015. Institutions gross sales of $4.3 billion increased 10% from $3.9 billion in the prior quarter. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $5.9 billion to $6.1 billion at December 31, 2015.
The Retail channel experienced fourth quarter 2015 net outflows of $1.5 billion, compared to $1.6 billion of net outflows in the prior quarter. Retail gross sales of $8.1 billion increased 3% sequentially from the third quarter’s $7.9 billion.
In the Private Wealth channel, net outflows of $0.1 billion compared to net inflows of $0.1 billion in the prior quarter. Private Wealth gross sales increased 18% to $1.3 billion from the prior quarter’s $1.1 billion.
Fourth Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation. These non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.

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Non-GAAP Earnings
This section discusses our fourth quarter 2015 non-GAAP financial results, as compared to the fourth quarter of 2014 and the third quarter of 2015. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information. The most directly comparable US GAAP items are reconciled to these non-GAAP items on pages 15-20 of this release.
Adjusted net revenues of $607 million were down 7% compared to the fourth quarter of 2014, as lower performance-based fees, base fees and Bernstein Research revenues were partly offset by lower investment losses compared to the prior-year period. Sequentially, adjusted net revenues were down 3%, driven by lower base fees and Bernstein Research revenues and higher investment losses compared to the previous quarter, partly offset by higher performance-based fees. Bernstein Research revenues decreased 8% from the fourth quarter of 2014 and 7% from the third quarter of 2015, in each period as a result of decreased client activity in all regions.
Adjusted operating expenses were $445 million for the fourth quarter, down 6% compared to the prior-year period, as lower total compensation and benefits and promotion and servicing expenses were partially offset by slightly higher general and administrative (“G&A”) expenses. The year-over-year decrease in total compensation and benefits expense was a result of lower incentive compensation and commissions, partially offset by higher base compensation and fringes. The decrease in promotion and servicing expenses was due to lower travel and entertainment and marketing expenses, partly offset by higher transfer and trade execution fees. Within G&A, the increase was primarily due to higher other miscellaneous and technology expenses, partly offset by lower portfolio services fees.
Sequentially, adjusted operating expenses were down 7%, driven by lower total compensation and benefits expenses, which were partly offset by higher promotion and servicing expenses. The sequential decrease in total compensation and benefits expenses were driven by lower incentive compensation, partly offset by higher fringes. The increase in promotion and servicing expenses were driven by higher marketing and travel and entertainment expenses, partly offset by lower trade execution fees.
Adjusted operating income of $162 million decreased 11% from $183 million for the fourth quarter of 2014, and the adjusted operating margin decreased to 26.7% from 27.9%. On a sequential basis, adjusted operating income increased 10% from $147 million, and the adjusted operating margin increased from 23.5%.
Adjusted diluted net income per Unit was $0.50 compared to $0.57 in the fourth quarter of 2014 and $0.43 in the third quarter of 2015.

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US GAAP Earnings
Net revenues of $727 million were down 8% compared to the fourth quarter of 2014, as a result of lower performance-based fees, base fees, distribution revenues and Bernstein Research revenues, partly offset by lower investment losses compared to the prior-year period. Sequentially, net revenues decreased 2%, as a result of lower base fees, Bernstein Research revenues and distribution revenues, partly offset by lower investment losses compared to the prior period and higher performance-based fees.
Operating expenses were $556 million for the fourth quarter of 2015, down 7% year-over-year, due to lower total compensation and benefits and promotion and servicing expenses, partly offset by higher G&A. Within employee compensation and benefits expenses, lower incentive compensation and commissions were partly offset by higher base compensation. Promotion and servicing expenses decreased from the prior-year period due primarily to lower distribution-related payments and lower travel and entertainment and marketing expenses. Within G&A, the increase was driven by higher technology expense and other miscellaneous items. The Company recorded a $0.2 million non-cash real estate credit during the fourth quarter of 2015 as part of its ongoing global real estate consolidation plan compared to a $0.4 million non-cash real estate credit in the fourth quarter of 2014. In addition, in the fourth quarter of 2015, the Company recorded a $7.2 million credit to operating expenses compared to a $4.4 million credit in the fourth quarter of 2014, reflecting changes in estimates for the contingent consideration payable relating to past acquisitions.
On a sequential basis, operating expenses were down 7% as a result of lower total employee compensation and benefits and G&A expenses. Promotion and servicing expenses were essentially flat. Employee compensation and benefits expenses decreased due to lower incentive compensation, partly offset by higher fringes. The absence of adverse real estate write-off adjustments resulted in slightly lower G&A. Within promotion and servicing, lower distribution plan payments and trade execution fees were partly offset by higher marketing and travel and entertainment expenses. The Company’s $0.2 million non-cash real estate credit in the current quarter compares to a $1.7 million non-cash real estate charge in the third quarter of 2015. In addition, in the fourth quarter of 2015, the Company recorded a $7.2 million credit to operating expenses, reflecting changes in estimates for the contingent consideration payable relating to past acquisitions.
Operating income of $171 million for the fourth quarter of 2015 decreased 10% from $191 million for the fourth quarter of 2014 and increased 20% from $142 million in the third quarter of 2015.
Diluted net income per Unit for the fourth quarter of 2015 was $0.53 compared to $0.59 in the fourth quarter of 2014 and $0.43 in the third quarter of 2015.
Headcount
As of December 31, 2015, we had 3,600 employees, compared to 3,487 employees as of December 31, 2014 and 3,599 employees as of September 30, 2015.
Unit Repurchases
During the fourth quarter and full year 2015, AB purchased 4.7 million and 8.5 million AB Holding Units for $114.9 million and $218.3 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 2.0 million and 5.8 million AB Holding Units for $50.0 million and $151.1 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. During the fourth quarter and full year 2014, AB purchased approximately 3.3 million and 3.6 million AB Holding Units for $87.4 million and $92.8 million, respectively (on a trade date basis). These amounts reflected AB’s open-market purchases of 0.3 million Holding Units for $7.2 million in the fourth quarter, with the remainder having related to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

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Fourth Quarter 2015 Earnings Conference Call Information
Management will review fourth quarter 2015 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, February 11, 2016. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1.    To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.
2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 34524170.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of fourth quarter 2015 financial and operating results on February 11, 2016.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 34524170.
Availability of 2015 Form 10-K
Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2015 in either electronic format or hard copy on www.abglobal.com:

•
Download Electronic Copy: Unitholders can download an electronic version of the report by visiting the “Investor & Media Relations” page of our website at www.abglobal.com/investorrelations and clicking on the “Reports & SEC Filings” section.

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Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge. Unitholders with internet access can follow the above instructions to order a hard copy electronically. Unitholders without internet access, or who would prefer to order by phone, can call 212-969-2416.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2015. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s revenues, financial condition, results of operations and business prospects.
The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of December 31, 2015, AB Holding owned approximately 36.7% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 62.8% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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AB (The Operating Partnership)
Non-GAAP Consolidated Statements of Income (Unaudited)
(US $ Thousands)	4Q 2015	4Q 2014	4Q 2015 vs. 4Q 2014% Change	3Q 2015	4Q 2015 vs. 3Q 2015 % Change

Adjusted revenues:
Base fees	$471,488	$485,253	(2.8%)	$481,984	(2.2%)
Performance fees	3,513	28,034	(87.5%)	1,823	92.7%
Bernstein research services	118,442	128,409	(7.8%)	127,065	(6.8%)
Net distribution revenues	(4,295)	(3,647)	17.8%	(3,684)	16.6%
Net dividends and interest	7,130	6,194	15.1%	5,329	33.8%
Investments gains (losses)	(4,146)	(6,701)	(38.1%)	(2,224)	86.4%
Other revenues	15,508	17,931	(13.5%)	16,701	(7.1%)
Total adjusted revenues	607,640	655,473	(7.3%)	626,994	(3.1%)
Less: interest expense	1,269	541	134.6%	803	58.0%
Total adjusted net revenues	606,371	654,932	(7.4%)	626,191	(3.2%)

Adjusted operating expenses:
Employee compensation and benefits	284,533	312,223	(8.9%)	322,477	(11.8%)
Promotion and servicing	47,051	48,446	(2.9%)	44,000	6.9%
General and administrative	105,431	104,081	1.3%	105,360	0.1%
Contingent payment arrangements	443	476	(6.9%)	443	—%
Interest	817	628	30.1%	712	14.7%
Amortization of intangible assets	6,414	6,448	(0.5%)	6,411	—%
Net income (loss) attributable to non-controlling interests	(64)	(252)	(74.6%)	(242)	(73.6%)
Total adjusted operating expenses	444,625	472,050	(5.8%)	479,161	(7.2%)

Adjusted operating income	161,746	182,882	(11.6%)	147,030	10.0%

Adjusted income taxes	7,978	9,822	(18.8%)	10,281	(22.4%)

Adjusted net income	$153,768	$173,060	(11.1%)	$136,749	12.4%

AB Holding Adjusted diluted EPU	$0.50	$0.57	(12.3%)	$0.43	16.3%

Ending headcount	3,600	3,487	3.2%	3,599	—%

Ending AUM (in billions)	$467.4	$474.0	(1.4%)	$462.9	1.0%
Average AUM (in billions)	$470.9	$476.0	(1.1%)	$476.2	(1.1%)

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AB (The Operating Partnership)
Non-GAAP Consolidated Statements of Income (Unaudited)
(US $ Thousands)	2015	2014	2015 vs. 2014% Change

Adjusted revenues:
Base fees	$1,938,538	$1,902,072	1.9%
Performance fees	23,746	53,236	(55.4)%
Bernstein research services	493,463	482,538	2.3%
Net distribution revenues	(15,022)	(9,592)	56.6%
Net dividends and interest	22,934	19,239	19.2%
Investments gains (losses)	(1,663)	(12,425)	(86.6)%
Other revenues	65,243	72,878	(10.5)%
Total adjusted revenues	2,527,239	2,507,946	0.8%
Less: interest expense	3,321	2,426	36.9%
Total adjusted net revenues	2,523,918	2,505,520	0.7%

Adjusted operating expenses:
Employee compensation and benefits	1,267,745	1,257,458	0.8%
Promotion and servicing	188,101	188,666	(0.3)%
General and administrative	419,485	423,299	(0.9)%
Contingent payment arrangements	1,771	1,593	11.2%
Interest	3,119	2,797	11.5%
Amortization of intangible assets	25,798	24,916	3.5%
Net income (loss) attributable to non-controlling interests	(742)	(709)	4.7%
Total adjusted operating expenses	1,905,277	1,898,020	0.4%

Adjusted operating income	618,641	607,500	1.8%

Adjusted income taxes	37,754	37,172	1.6%

Adjusted net income	$580,887	$570,328	1.9%

AB Holding Adjusted diluted EPU	$1.87	$1.86	0.5%

Ending headcount	3,600	3,487	3.2%

Ending AUM (in billions)	$467.4	$474.0	(1.4)%
Average AUM (in billions)	$480.7	$467.5	2.8%

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AB (The Operating Partnership)
US GAAP Consolidated Statements of Income
(US $ Thousands)	4Q 2015	4Q 2014	4Q 2015 vs. 4Q 2014 % Change	3Q 2015	4Q 2015 vs. 3Q 2015 % Change

GAAP revenues:
Base fees	$474,126	$486,481	(2.5%)	$484,463	(2.1%)
Performance fees	3,513	28,034	(87.5%)	1,823	92.7%
Bernstein research services	118,442	128,409	(7.8%)	127,065	(6.8%)
Distribution revenues	100,757	112,929	(10.8%)	105,365	(4.4%)
Dividends and interest	8,651	8,799	(1.7%)	5,459	58.5%
Investments gains (losses)	(2,003)	(4,185)	(52.1%)	(10,326)	(80.6%)
Other revenues	24,509	27,426	(10.6%)	25,647	(4.4%)
Total revenues	727,995	787,893	(7.6%)	739,496	(1.6%)
Less: interest expense	1,269	541	134.6%	803	58.0%
Total net revenues	726,726	787,352	(7.7%)	738,693	(1.6%)

GAAP operating expenses:
Employee compensation and benefits	286,399	313,900	(8.8%)	317,560	(9.8%)
Promotion and servicing
Distribution-related payments	93,379	104,585	(10.7%)	96,690	(3.4%)
Amortization of deferred sales commissions	11,673	11,991	(2.7%)	12,359	(5.6%)
Other	55,907	57,941	(3.5%)	52,789	5.9%
General and administrative
General & administrative	108,214	105,593	2.5%	107,996	0.2%
Real estate (credits) charges	(221)	(405)	(45.4%)	1,682	n/m
Contingent payment arrangements	(6,769)	(3,899)	73.6%	443	n/m
Interest on borrowings	817	628	30.1%	712	14.7%
Amortization of intangible assets	6,414	6,448	(0.5%)	6,411	—%
Total operating expenses	555,813	596,782	(6.9%)	596,642	(6.8%)

Operating income	170,913	190,570	(10.3%)	142,051	20.3%

Income taxes	8,354	9,999	(16.5%)	10,146	(17.7%)

Net income	162,559	180,571	(10.0%)	131,905	23.2%

Net income (loss) of consolidated entities attributable to non-controlling interests	1,496	3,146	(52.4%)	(3,071)	n/m

Net income attributable to AB Unitholders	$161,063	$177,425	(9.2%)	$134,976	19.3%

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
(US $ Thousands)	4Q 2015	4Q 2014	4Q 2015 vs. 4Q 2014 % Change	3Q 2015	4Q 2015 vs. 3Q 2015 % Change

Equity in Net Income Attributable to AB Unitholders	$57,485	$63,563	(9.6%)	$48,988	17.3%
Income Taxes	5,803	5,896	(1.6%)	6,301	(7.9%)
Net Income	51,682	57,667	(10.4%)	42,687	21.1%

Additional Equity in Earnings of Operating Partnership (1)	310	440	(29.5%)	301	3.0%
Net Income - Diluted	$51,992	$58,107	(10.5%)	$42,988	20.9%
Diluted Net Income per Unit	$0.53	$0.59	(10.2%)	$0.43	23.3%
Distribution per Unit	$0.50	$0.57	(12.3%)	$0.43	16.3%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	4Q 2015	4Q 2014	4Q 2015 vs. 4Q 2014 % Change	3Q 2015	4Q 2015 vs. 3Q 2015 % Change
AB L.P.
Period-end	272,301,827	273,040,452	(0.3%)	270,030,040	0.8%
Weighted average - basic	269,417,724	269,844,617	(0.2%)	271,910,618	(0.9%)
Weighted average - diluted	270,238,983	270,907,271	(0.2%)	272,881,116	(1.0%)
AB Holding L.P.
Period-end	100,044,485	100,756,999	(0.7%)	97,772,578	2.3%
Weighted average - basic	97,160,266	97,555,991	(0.4%)	99,650,516	(2.5%)
Weighted average - diluted	97,981,525	98,618,645	(0.6%)	100,621,014	(2.6%)

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AB (The Operating Partnership)
US GAAP Consolidated Statements of Income
(US $ Thousands)	2015	2014	2015 vs. 2014 % Change

GAAP revenues:
Base fees	$1,950,091	$1,905,014	2.4%
Performance fees	23,746	53,236	(55.4)%
Bernstein research services	493,463	482,538	2.3%
Distribution revenues	427,156	444,970	(4.0)%
Dividends and interest	24,872	22,322	11.4%
Investments gains (losses)	3,551	(9,076)	n/m
Other revenues	101,169	108,788	(7.0)%
Total revenues	3,024,048	3,007,792	0.5%
Less: interest expense	3,321	2,426	36.9%
Total net revenues	3,020,727	3,005,366	0.5%

GAAP operating expenses:
Employee compensation and benefits	1,267,926	1,265,664	0.2%
Promotion and servicing
Distribution-related payments	393,033	413,054	(4.8)%
Amortization of deferred sales commissions	49,145	41,508	18.4%
Other	223,415	224,576	(0.5)%
General and administrative
General & administrative	431,635	426,960	1.1%
Real estate (credits) charges	998	52	1,819.2%
Contingent payment arrangements	(5,441)	(2,782)	95.6%
Interest on borrowings	3,119	2,797	11.5%
Amortization of intangible assets	25,798	24,916	3.5%
Total operating expenses	2,389,628	2,396,745	(0.3)%

Operating income	631,099	608,621	3.7%

Income taxes	38,122	37,782	0.9%

Net income	592,977	570,839	3.9%

Net income (loss) of consolidated entities attributable to non-controlling interests	6,375	456	1,298.0%

Net income attributable to AB Unitholders	$586,602	$570,383	2.8%

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
(US $ Thousands)	2015	2014	2015 vs. 2014 % Change

Equity in Net Income Attributable to AB Unitholders	$212,498	$203,277	4.5%
Income Taxes	24,320	22,463	8.3%
Net Income	188,178	180,814	4.1%

Additional Equity in Earnings of Operating Partnership (1)	1,399	1,536	(8.9)%
Net Income - Diluted	$189,577	$182,350	4.0%
Diluted Net Income per Unit	$1.89	$1.86	1.6%
Distribution per Unit	$1.86	$1.86	—%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	2015	2014	2015 vs. 2014 % Change
AB L.P.
Period-end	272,301,827	273,040,452	(0.3)%
Weighted average - basic	271,745,451	269,118,683	1.0%
Weighted average - diluted	272,781,916	270,266,389	0.9%
AB Holding L.P.
Period-end	100,044,485	100,756,999	(0.7)%
Weighted average - basic	99,475,288	96,802,380	2.8%
Weighted average - diluted	100,511,753	97,950,086	2.6%

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | December 31, 2015
($ billions)
Ending and Average	Three Months Ended
	12/31/15	9/30/15
Ending Assets Under Management	$467.4	$462.9
Average Assets Under Management	$470.9	$476.2

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth	Total
Beginning of Period	$235.4	$152.6	$74.9	$462.9
Sales/New accounts	4.3	8.1	1.3	13.7
Redemption/Terminations	(3.3)	(8.5)	(0.4)	(12.2)
Net Cash Flows	(1.9)	(1.1)	(1.0)	(4.0)
Net Flows	(0.9)	(1.5)	(0.1)	(2.5)
Investment Performance	1.7	3.3	2.0	7.0
End of Period	$236.2	$154.4	$76.8	$467.4

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$105.1	$45.2	$210.5	$32.7	$10.5	$58.9	$462.9
Sales/New accounts	4.4	0.4	7.1	1.2	0.1	0.5	13.7
Redemption/Terminations	(3.2)	(0.9)	(6.6)	(0.6)	(0.1)	(0.8)	(12.2)
Net Cash Flows	(1.1)	(0.8)	(1.3)	(0.2)	(0.4)	(0.2)	(4.0)
Net Flows	0.1	(1.3)	(0.8)	0.4	(0.4)	(0.5)	(2.5)
Investment Performance	5.4	2.5	(2.3)	0.4	(0.1)	1.1	7.0
End of Period	$110.6	$46.4	$207.4	$33.5	$10.0	$59.5	$467.4
(1) Includes index and enhanced index services.
(2) Includes multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$141.0	$95.9	$75.1	$312.0
Non-U.S. Clients	95.2	58.5	1.7	155.4
Total	$236.2	$154.4	$76.8	$467.4

www.abglobal.com	14 of 20

Fourth Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$477,639		$(2,638)							$475,001
Bernstein research services	118,442									118,442
Distribution revenues	100,757	(105,052)								(4,295)
Dividend and interest income	8,651			(1,521)						7,130
Investment gains (losses)	(2,003)			(583)	(1,560)					(4,146)
Other revenues	24,509		(9,001)							15,508
Total revenues	727,995	(105,052)	(11,639)	(2,104)	(1,560)	—	—	—	—	607,640
Less: interest expense	1,269									1,269
	726,726	(105,052)	(11,639)	(2,104)	(1,560)	—	—	—	—	606,371

Employee compensation and benefits	286,399			(1,866)						284,533
Promotion and servicing	160,959	(105,052)	(8,856)							47,051
General and administrative	107,993		(2,783)			221				105,431
Contingent payment arrangements	(6,769)						7,212			443
Interest on borrowings	817									817
Amortization of intangible assets	6,414									6,414
Net income (loss) of consolidated entities attributable to non-controlling interests									(64)	(64)
Total expenses	555,813	(105,052)	(11,639)	(1,866)	—	221	7,212	—	(64)	444,625

Operating income	170,913	—	—	(238)	(1,560)	(221)	(7,212)	—	64	161,746
Income taxes	8,354			(12)		(11)	(353)			7,978
Net income	162,559	—	—	(226)	(1,560)	(210)	(6,859)	—	64	153,768
Net income (loss) of consolidated entities attributable to non-controlling interests	1,496				(1,560)				64	—
Net income attributable to AB Unitholders	$161,063	$—	$—	$(226)	$—	$(210)	$(6,859)	$—	$—	$153,768

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Third Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$486,286		$(2,479)							$483,807
Bernstein research services	127,065									127,065
Distribution revenues	105,365	(109,049)								(3,684)
Dividend and interest income	5,459			(130)						5,329
Investment gains (losses)	(10,326)			5,273	2,829					(2,224)
Other revenues	25,647		(8,946)							16,701
Total revenues	739,496	(109,049)	(11,425)	5,143	2,829	—	—	—	—	626,994
Less: interest expense	803									803
	738,693	(109,049)	(11,425)	5,143	2,829	—	—	—	—	626,191

Employee compensation and benefits	317,560			4,917						322,477
Promotion and servicing	161,838	(109,049)	(8,789)							44,000
General and administrative	109,678		(2,636)			(1,682)				105,360
Contingent payment arrangements	443									443
Interest on borrowings	712									712
Amortization of intangible assets	6,411									6,411
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(242)	(242)
Total expenses	596,642	(109,049)	(11,425)	4,917	—	(1,682)	—	—	(242)	479,161
										—
Operating income	142,051	—	—	226	2,829	1,682	—	—	242	147,030
Income taxes	10,146			16		119				10,281
Net income	131,905	—	—	210	2,829	1,563	—	—	242	136,749
Net income (loss) of consolidated entities attributable to non-controlling interests	(3,071)				2,829				242	—
Net income attributable to AB Unitholders	$134,976	$—	$—	$210	$—	$1,563	$—	$—	$—	$136,749

www.abglobal.com	16 of 20

Fourth Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$514,515		$(1,228)							$513,287
Bernstein research services	128,409									128,409
Distribution revenues	112,929	(116,576)								(3,647)
Dividend and interest income	8,799			(2,605)						6,194
Investment gains (losses)	(4,185)			882	(3,398)					(6,701)
Other revenues	27,426		(9,495)							17,931
Total revenues	787,893	(116,576)	(10,723)	(1,723)	(3,398)	—	—	—	—	655,473
Less: interest expense	541									541
Net revenues	787,352	(116,576)	(10,723)	(1,723)	(3,398)	—	—	—	—	654,932

Employee compensation and benefits	313,900			(1,195)				(482)		312,223
Promotion and servicing	174,517	(116,576)	(9,495)							48,446
General and administrative	105,188		(1,228)			405		(284)		104,081
Contingent payment arrangements	(3,899)						4,375			476
Interest on borrowings	628									628
Amortization of intangible assets	6,448									6,448
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(252)	(252)
Total expenses	596,782	(116,576)	(10,723)	(1,195)	—	405	4,375	(766)	(252)	472,050

Operating income	190,570	—	—	(528)	(3,398)	(405)	(4,375)	766	252	182,882
Income taxes	9,999			(7)		(120)	(60)	10		9,822
Net income	180,571	—	—	(521)	(3,398)	(285)	(4,315)	756	252	173,060
Net income (loss) of consolidated entities attributable to non-controlling interests	3,146				(3,398)				252	—
Net income attributable to AB Unitholders	$177,425	$—	$—	$(521)	$—	$(285)	$(4,315)	$756	$—	$173,060

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2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$1,973,837		$(11,553)							$1,962,284
Bernstein research services	493,463									493,463
Distribution revenues	427,156	(442,178)								(15,022)
Dividend and interest income	24,872			(1,938)						22,934
Investment gains (losses)	3,551			1,903	(7,117)					(1,663)
Other revenues	101,169		(35,926)							65,243
Total revenues	3,024,048	(442,178)	(47,479)	(35)	(7,117)	—	—	—	—	2,527,239
Less: interest expense	3,321									3,321
Net revenues	3,020,727	(442,178)	(47,479)	(35)	(7,117)	—	—	—	—	2,523,918

Employee compensation and benefits	1,267,926			(166)				(15)		1,267,745
Promotion and servicing	665,593	(442,178)	(35,314)							188,101
General and administrative	432,633		(12,165)			(998)		15		419,485
Contingent payment arrangements	(5,441)						7,212			1,771
Interest on borrowings	3,119									3,119
Amortization of intangible assets	25,798									25,798
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(742)	(742)
Total expenses	2,389,628	(442,178)	(47,479)	(166)	—	(998)	7,212	—	(742)	1,905,277

Operating income	631,099	—	—	131	(7,117)	998	(7,212)	—	742	618,641
Income taxes	38,122			8		60	(436)			37,754
Net income	592,977	—	—	123	(7,117)	938	(6,776)	—	742	580,887
Net income (loss) of consolidated entities attributable to non-controlling interests	6,375				(7,117)				742	—
Net income attributable to AB Unitholders	$586,602	$—	$—	$123	$—	$938	$(6,776)	$—	$—	$580,887

www.abglobal.com	18 of 20

2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$1,958,250		$(2,942)							$1,955,308
Bernstein research services	482,538									482,538
Distribution revenues	444,970	(454,562)								(9,592)
Dividend and interest income	22,322			(3,083)						19,239
Investment gains (losses)	(9,076)			(2,184)	(1,165)					(12,425)
Other revenues	108,788		(35,910)							72,878
Total revenues	3,007,792	(454,562)	(38,852)	(5,267)	(1,165)	—	—	—	—	2,507,946
Less: interest expense	2,426									2,426
Net revenues	3,005,366	(454,562)	(38,852)	(5,267)	(1,165)	—	—	—	—	2,505,520

Employee compensation and benefits	1,265,664			(5,477)				(2,729)		1,257,458
Promotion and servicing	679,138	(454,562)	(35,910)							188,666
General and administrative	427,012		(2,942)			(52)		(719)		423,299
Contingent payment arrangements	(2,782)						4,375			1,593
Interest on borrowings	2,797									2,797
Amortization of intangible assets	24,916									24,916
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(709)	(709)
Total expenses	2,396,745	(454,562)	(38,852)	(5,477)	—	(52)	4,375	(3,448)	(709)	1,898,020

Operating income	608,621	—	—	210	(1,165)	52	(4,375)	3,448	709	607,500
Income taxes	37,782			3		(600)	(60)	47		37,172
Net income	570,839	—	—	207	(1,165)	652	(4,315)	3,401	709	570,328
Net income (loss) of consolidated entities attributable to non-controlling interests	456				(1,165)				709	—
Net income attributable to AB Unitholders	$570,383	$—	$—	$207	$—	$652	$(4,315)	$3,401	$—	$570,328

www.abglobal.com	19 of 20

AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

A.
Adjusted net revenues exclude distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe excluding distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We exclude amortization of deferred sales commissions from net revenues because such costs, over time, essentially offset our distribution revenues. These adjustments have no impact on operating income, but they do have an impact on our operating margin.

B.
We exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues from our adjusted net revenues. These fees have no impact on operating income, but they do have an impact on our operating margin.

C.
Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested as of year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging market exposure of the investments in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

D.
Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in net revenues and operating income while only retaining 10% is not reflective of our underlying financial results at the net revenue and operating income level. As a result, we exclude the 90% limited partner interests we do not own from our adjusted net revenues and adjusted operating income.

E.	Real estate (credits)/charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

F.	Recording changes in estimates of the contingent consideration associated with 2014 and 2010 acquisitions have been excluded because this is not considered part of our core operating results.

G.
Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

H.	Net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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